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                                                                    EXHIBIT 23.1


INDENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of the General Chemical Group Inc. on Form S-3 of our report dated February 14, 2001 (March 7, 2001 as to Note 12), appearing in the Annual Report on Form 10-K of the General Chemical Group Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Parsippany, New Jersey
March 28, 2001